UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

SILICON GRAPHICS, INC.

(Exact name of registrant specified in its charter)

Delaware	001-10441	94-2789662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 East Arques Ave., Sunnyvale, California 94085

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (650) 960-1980

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2007, the board of directors of Silicon Graphics, Inc. (the “Company”) appointed Mr. David Barr as the Chief Accounting Officer and Corporate Controller of the Company.

David Barr, age 41, was the Vice President and Corporate Controller of the Company since January 8, 2007. Prior to joining the Company and since June 2005, Mr. Barr served as the Vice President, Chief Financial Officer of TYBRIN Corporation. From January 2004 to December 2004, Mr. Barr was a Senior Consultant with Browne & Associates. Prior to that Mr. Barr was a Director with PricewaterhouseCoopers from June 2000 to January 2003. Mr. Barr received his Bachelors from Siena College in Loudonville, New York and his MBA from The University of Chicago Graduate School of Business.

Mr. Barr’s annual base salary is $240,000, and he is eligible to participate in our FY 2007 SGI Cash Bonus Plan. Mr. Barr’s target bonus under this plan for fiscal year 2007 will be 40% prorated from his start date, which will be awarded upon achievement of certain corporate and individual performance objectives. Mr. Barr also received $35,000 from the Company to cover relocation cost. In addition, on February 15, 2007 (the “Grant Date”), the Company granted Mr. Barr options to purchase 17,576 shares of common stock (the “Stock Options”) of the Company and 5,859 shares of restricted stock units (“RSUs”). The Stock Options have a seven-year term and vest with respect to 25% of the grant on the first anniversary of the Grant Date, and thereafter with respect to an additional 6.25% of the grant following the completion of each three-month period thereafter so that the entire grant will be fully vested 48 months after the Grant Date. The Stock Options have an exercise price equal to the average of high and low per-share prices of the Company’s common stock on the grant date, or $27.55 per share. The RSUs vest with respect to 33% of the award on the first anniversary of the Grant Date and with respect to an additional 8.325% following the completion of each three-month period thereafter so that the entire grant will be fully vested 36 months after the Grant Date. The Stock Options and RSUs are subject to the terms and conditions of the Company’s Management Incentive Plan (“MIP”) and the stock option and restricted stock unit award agreements provided to each participant. The above description of the RSU and Stock Options are qualified in their entirety by the full text of the MIP and form of stock option and restricted stock unit award agreements, which were filed as exhibits to the Company’s Form 8-K filed on December 1, 2006 and are incorporated by reference herein.

Mr. Barr and the Company will also enter into the Company’s standard form of officer Indemnification Agreement, pursuant to which, subject to certain exceptions and limitations, the Company agrees to hold harmless and indemnify Mr. Barr to the fullest extent permitted by law against all expenses, judgments, fines and settlement amounts incurred by her in connection with any threatened, pending or completed action, suit or proceeding arising out of his employment. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which was filed as Exhibit 10.1 to the Company’s Form 10-Q filed on September 29, 2006 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON GRAPHICS, INC.

Date: March 18, 2007	By:	/s/ Barry Weinert
	Name:	Barry Weinert
	Title:	Vice President and General Counsel